EXHIBIT 3.3

BYLAWS

OF

WEST TEXAS RESOURCES, INC.

ARTICLE I
OFFICES

Section 1.01. PRINCIPAL OFFICE.

The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the Board of Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

Section 1.02. OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II
DIRECTORS - MANAGEMENT

Section 2.01. RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.02. NUMBER AND QUALIFICATION OF DIRECTORS.

The number of directors that shall constitute the Board of Directors is fixed at two (2) members; provided, however, such number of directors may from time to time be increased or decreased by resolution of the Board of Directors to not less than one (1) nor more than seven (7) directors.

Section 2.03. ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the Articles of Incorporation or these Bylaws.  Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal.

Section 2.04. RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 2.05. REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, the Articles of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 2.06. PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Nevada.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.07. ORGANIZATIONAL MEETINGS.

The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders.

Section 2.08. OTHER REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 2.09. SPECIAL MEETINGS; NOTICES.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the president, or any two directors.

Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by first-class mail, postage prepaid; (iii) sent by facsimile; or (iv) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting.  If the notice is sent by mail, it shall be deposited in the mail at least four days before the time of the holding of the meeting.  Any oral notice may be communicated to the director.  The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

Section 2.10. BOARD ACTION BY UNANIMOUS WRITTEN CONSENT.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11. QUORUM.

A majority of the members of the Board of Directors then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act.  If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 2.12. NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all directors not present at the time of the adjournment.

Section 2.13. COMPENSATION OF DIRECTORS.

The Board of Directors shall have the authority to, by resolution, to fix the sum and expense of attendance, if any, for attendance by the directors at each regular and special meeting of the Board of Directors and other compensation for the directors’ services.

Section 2.14. COMMITTEES.

Committees of the Board of Directors may be appointed by resolution passed by a majority of the whole Board of Directors.  Committees shall be comprised of two (2) or more members of the Board of Directors and shall have such powers of the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non- delegable by applicable law.

Section 2.15. ADVISORY DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be advisory directors who shall not by such appointment be members of the Board of Directors.  Advisory directors shall be available from time to time to perform special assignments specified by the president, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board of Directors.  The period during which the title shall be held may be prescribed by the Board of Directors.  If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.

ARTICLE III
OFFICERS

Section 3.01. OFFICERS.

The officers of the corporation shall be a president, a treasurer, and a secretary.  The corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws.  Any number of offices may be held by the same person.

Section 3.02. APPOINTMENT.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3.03 or Section 3.05 of this Article, shall be appointed by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve or a successor shall be elected and qualified.

Section 3.03. SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require.  Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 3.04. REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or except in case of an officer chosen by the Board of Directors by any officer upon whom such power of removal may be conferred by the Board of Directors.  Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 3.05. VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 3.06. CHAIRPERSON OF THE BOARD.

The chairperson of the Board of Directors, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws.  If there is no president, the chairperson of the Board of Directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3.07 of this Article.

Section 3.07. PRESIDENT/CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson of the Board of Directors, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation.  He or she shall preside at all meetings of the stockholders and in the absence of the chairperson of the Board of Directors, or if there be none, at all meetings of the Board of Directors.  The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 3.08. VICE PRESIDENT.

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 3.09. SECRETARY.

The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.  The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.  The secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given.  He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 3.10. CHIEF FINANCIAL OFFICER.

The chief financial officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares.  The books of accounts shall at all reasonable times be open to inspection by any director.  This officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors.  He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV
STOCKHOLDERS' MEETINGS

Section 4.01. PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Chapter 78, §320 of the Nevada Revised Statutes, as amended.

Section 4.02. ANNUAL MEETINGS.

An annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.  The corporation shall not be required to hold an annual meeting of stockholders provided that (i) the stockholders are permitted to act by written consent under the corporation’s Articles of Incorporation and these Bylaws, (ii) the stockholders take action by written consent to elect directors, and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 4.03. SPECIAL MEETINGS.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, special meetings of the stockholders may be called at any time by the Board of Directors, the chairperson of the Board of Directors, the president, and shall be called by any such officer at the request of a majority of the Board of Directors.  Except as next provided, notice shall be given as for the annual meeting.  Upon receipt of a written request addressed to the chairperson of the Board of Directors, president, vice president, or secretary, mailed or delivered personally to such officer by any person (other than the Board of Directors) entitled to call a special meeting of stockholders, such officer shall cause notice to be promptly given to the stockholders entitled to vote thereat.

Section 4.04. NOTICE OF MEETINGS; REPORTS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to stockholders entitled to vote thereat.  Such notices or any reports shall be given personally or by mail and shall be sent to the stockholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of the notice.  The notice must state the purpose or purposes for which the meeting is called, the time when, and the place, which may be within or without the State of Nevada, where it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote.  At any meetings where directors are to be elected notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.  If a stockholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office.  Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication.  The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned, notice of the adjourned meeting shall be given as in case of an original meeting.  Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section 4.05. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS.

The transactions of any meeting of stockholders, however called and notice, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval shall be filed with the corporate records or made a part of the minutes of the meeting.  Attendance shall constitute a waiver of notice, unless objection shall be made as provided in applicable law.

Section 4.06. STOCKHOLDER ACTION BY WRITTEN CONSENT.

Unless otherwise provided for under applicable law or the Articles of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares of a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter.  Such revocation is effective upon its receipt by the secretary of the corporation.

Section 4.07. QUORUM.

The holders of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present.  At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.  If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders required to initially constitute a quorum.

Section 4.08. VOTING.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.  Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation.  Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 4.09. PROXIES.

At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing.  No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election.

Section 4.10. ORGANIZATION.

The president, or in the absence of the president, any vice president, shall call the meeting of the stockholders to order, and shall act as chairperson of the meeting.  In the absence of the president and all of the vice presidents, stockholders shall appoint a chairperson for such meeting.  The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 4.11. INSPECTORS OF ELECTION.

In advance of any meeting of stockholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the stockholders represented at the meeting.

ARTICLE V
CERTIFICATES AND TRANSFER OF SHARES

Section 5.01. CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges preferences and restriction, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.  All certificates shall be signed in the name of the corporation by the chairperson of the Board of Directors or vice chairperson of the Board of Directors or the president or vice president, and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issuance.

Section 5.02. TRANSFER ON THE BOOKS.

Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.03. LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to be lost or destroyed.

Section 5.04. TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.05. CLOSING STOCK TRANSFER BOOKS; RECORD DATE.

In order that the corporation may determine the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.  Only stockholders of record on  that date are entitled to notice or vote at such a meeting.  If a record date is not fixed, the record date is at the close of business on the day before the day on which first notice is given or, if notice is waived, at the close of business on the day before the meeting is held.  The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given.  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

ARTICLE VI
RECORDS - REPORTS - INSPECTION

Section 6.01. RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties.  All of such books, records and accounts shall be kept at its principal executive office or such place or places as designated by the Board of Directors from time to time.

Section 6.02. INSPECTION OF BOOKS AND RECORDS.

All books and records shall be open to inspection of the directors from time to time and in the manner provided under applicable law.  Any person who has been a stockholder of record for at least six (6) months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5 percent of all of the corporation’s outstanding shares, upon at least 5 days’ written demand is entitled to inspect in person or by agent or attorney, during usual business hours, the Articles of Incorporation, the Bylaws, and the stock ledger of the corporation and make copies therefrom.

Section 6.03. CERTIFICATION AND INSPECTION OF BYLAWS.

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's registered office.

Section 6.04. CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors.

Section 6.05. CONTRACT, ETC.; HOW EXECUTED.

The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation.  Such authority may be general or confined to specific instances.  Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.

ARTICLE VII
AMENDMENTS TO BY-LAWS

These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote.  However, the corporation may, in its Articles of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

ARTICLE VIII
CORPORATE SEAL

The corporation may, but need not, have a corporate seal.  In the event the corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behalf of the corporation to be valid and duly authorized.

ARTICLE IX
MISCELLANEOUS

Section 9.01. REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the chairperson of the Board of Directors, the president or any vice president.

Section 9.02. INDEMNITY.

Subject to applicable law, the corporation may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate.  In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 9.03. ACCOUNTING YEAR.

The accounting year of the corporation shall be fixed by resolution of the Board of Directors.